Exhibit 10.54

INSPIRE PHARMACEUTICALS, INC.

EQUITY COMPENSATION GRANT POLICY

Amended and Restated: December 18, 2009	Page 1 of 6

The Inspire Pharmaceuticals, Inc. Amended and Restated 2005 Equity Compensation Plan, as amended (the “2005 Plan”) permits Inspire Pharmaceuticals, Inc. (the “Company”) to provide (i) designated employees of the Company, (ii) certain consultants and advisors who perform services for the Company, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive various forms of equity compensation, including grants of stock options, stock awards and restricted stock units. The Company’s Amended and Restated 1995 Stock Plan, as amended (the “1995 Plan”) also provides designated employees, consultants and directors with the opportunity to receive grants of non-qualified stock options and stock awards. This Equity Compensation Grant Policy is intended to act as a guideline for the issuance of equity compensation, including stock options and stock awards, under the 2005 Plan and the 1995 Plan. The Company reserves the right, upon the approval of the Board or the Compensation Committee of the Board (the “Compensation Committee”), to depart from these guidelines in any manner consistent with the 2005 Plan and the 1995 Plan, as applicable, and applicable law as it deems appropriate. The 2005 Plan and the 1995 Plan are collectively referred to herein as the “Plans.”

A.	Retention (Quarterly) Equity Compensation Grants.

1)	Frequency. The Company expects to make equity compensation awards, including stock options, under the Plans to its eligible employees four (4) times per calendar year for retention and incentive purposes. These grants are known as “Retention Grants.” Notwithstanding the foregoing, the Board, the Compensation Committee or the Option Grant Committee, as applicable, may adjust the frequency of Retention Grants or choose not to make one or more Retention Grant.

2)

Timing. Retention Grants to officers subject to Section 16b-3 of the Securities Exchange Act (“Executive Officers”) shall be made at a meeting of the Board or the Compensation Committee held at a fixed meeting date occurring from two to five business days following the filing of each of the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K (each, a “Date of Grant”), which meeting dates shall be established to the extent practicable prior to the filing of the report pertaining to the meeting date. Retention Grants to all employees not subject to Section 16b-3 of the Securities Exchange Act (“Non-Executive Officer Employees”) shall either be made at the meeting of the Board or the Compensation Committee described immediately above or by action of the Company’s Option Grant Committee (the “Option Grant Committee”). The Option Grant Committee shall be comprised of the Chairman of the Compensation Committee and Chief Executive Officer of the Company or such

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other persons as determined by the Board from time to time. To the extent any Retention Grants are to be made by action of the Option Grant Committee with respect to Non-Executive Officer Employees, such action shall take place on the same date as the meeting of the Board or the Compensation Committee, as applicable.

3)	Exercise Price. The exercise price for stock options included in a Retention Grant shall be equal to the closing sales price of the common stock of the Company (or the closing bid, if no sales were reported) as listed on the Nasdaq Global Market of the National Association of Securities Dealers, Inc. on the Date of Grant, or if the Date of Grant is not a trading day, on the last market trading day prior to the Date of Grant, as reported in The Wall Street Journal or such other source as the Board, the Compensation Committee, or the Option Grant Committee, as applicable, deems reliable.

4)	Number. Semi-annual performance evaluations shall be made to assist management in making recommendations relating to the number of shares underlying Retention Grants. However, as set forth above, the Company expects to make Retention Grants four (4) times per year. As a result, the amount of shares recommended in relation to each semi-annual performance evaluation shall serve as the basis for the determination of the Board, the Compensation Committee or the Option Grant Committee, as the case may be, of the number of shares underlying two sequential Retention Grants as follows:

(a) First Annual Grant - following Form 10-K. The terms of the Retention Grants issued to Executive Officers following the filing of the Company’s Annual Report on Form 10-K, including the number of shares underlying such Retention Grants, shall be established by the Board or the Compensation Committee based upon the first semi-annual performance evaluations. The Number of shares underlying Retention Grants to Non-Executive Officer Employees following the filing of the Company’s Annual Report on Form 10-K, shall be approved by the Option Grant Committee (or the Board or the Compensation Committee, as the case may be) based upon the first semi-annual performance evaluations and the recommendations of the employees’ managers within share ranges previously established by the Board or the Compensation Committee.

(b) Second Annual Grant - following First Quarter Form 10-Q. The number of shares underlying Retention Grants to employees following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31st shall be made in a manner consistent with the first annual grant described above, based upon the first semi-annual performance evaluations and any subsequent events as deemed appropriate by the Board, the Compensation Committee or Option Grant Committee, as applicable.

(c) Third Annual Grant - following Second Quarter Form 10-Q. The terms of the Retention Grants issued to Executive Officers following the filing of

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the Company’s Quarterly Report on Form 10-Q for the period ending June 30th of each year, including the number of shares underlying such Retention Grants, shall be established by the Board or the Compensation Committee based upon the second semi-annual performance evaluations. The Number of shares underlying Retention Grants to Non-Executive Officer Employees following the filing of the Company’s Quarterly Report on Form 10-Q for the period ending June 30th, shall be approved by the Option Grant Committee (or the Board or the Compensation Committee, as the case may be) based upon the second semi-annual performance evaluations and the recommendations of the employees manager within a share range previously established by the Board or the Compensation Committee.

(d) Fourth Annual Grant - following Third Quarter Form 10-Q. The number of shares underlying Retention Grants to employees following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30th shall be made in a manner consistent with the third annual grant described above, based upon the second semi-annual performance evaluations and any subsequent events as deemed appropriate by the Board, the Compensation Committee or Option Grant Committee, as applicable.

(e) Miscellaneous. Although the Company anticipates that the number of shares underlying Retention Grants to be issued following the filing of the first and third Quarterly Reports on Form 10-Q will typically be the same as the number of shares underlying options issued following the filing of the Annual Report on Form 10-K and the second Quarterly Report on Form 10-Q, respectively, the Board, the Compensation Committee or the Option Grant Committee, as applicable, may adjust the number of shares underlying any option to be issued, or choose not to grant an option, at any time on or prior to the Date of Grant if intervening circumstances warrant such a change.

5)	Allocation of Retention Grants to Executive Officers. Commencing with the first annual grant in 2010, unless otherwise specifically determined by the Board or the Compensation Committee, the value of Retention Grants to Executive Officers shall be allocated between stock options and restricted stock units on an 80%/20% basis. In accordance with Section 3(a) of the 2005 Plan, any shares issued in connection with Retention Grants shall reduce the Total Share Pool (as defined under the 2005 Plan) by one for each stock option and two for each restricted stock unit.

6)	Approval. The terms and conditions of all Retention Grants to be granted to Executive Officers shall be approved by the Board or the Compensation Committee on the Date of Grant. The terms and conditions of Retention Grants to be granted to all Non-Executive Officer Employees shall be approved by the Board, the Compensation Committee, or the Option Grant Committee, as applicable, on the Date of Grant.

7)	Stock Options. Stock options included in Retention Grants issued under the 2005 Plan will be incentive stock options to the extent permissible under the 2005

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Plan and applicable law and will be non-qualified stock options with respect to any remaining portion. All stock options included in Retention Grants issued under the 1995 Plan will be non-qualified stock options.

8)	Term; Vesting; Exercisability. The Board, the Compensation Committee, or the Option Grant Committee, as applicable, shall determine the term of all Retention Grants, when and under what circumstances Retention Grants shall vest, and when, and under what circumstances, applicable portions of Retention Grants shall become exercisable; provided, however, that any Retention Grants made by the Option Grant Committee shall be subject to limitations established from time-to-time by the Board or the Compensation Committee; provided, further, that all Retention Grants shall be subject to the vesting provisions contained in the Plans and any agreements related thereto, including without limitation the vesting provisions under the change of control agreements entered into by the Company and its respective Executive Officers.

B.	Recruiting “New Hire” Stock Option Grants.

1)	Frequency. The Company expects to make awards of stock options under the Plans to select newly hired eligible employees as a recruiting device. These stock option grants are known as “New Hire” grants.

2)	Timing. To the extent the Company decides to make New Hire grants, New Hire grants will be made on (i) the last business day prior to the 16th of each month, and (ii) the last business day of each month, whichever day first follows the date on which the newly hired employee commences providing active services to the Company (each, a “New Hire Grant Date”). In the event the Board, the Compensation Committee, or the Option Grant Committee is not available to act on any such New Hire Grant Date, the applicable New Hire grants will be made on the next New Hire Grant Date.

3)	Exercise Price. The exercise price for each New Hire grant shall be equal to the closing sales price of the common stock of the Company (or the closing bid, if no sales were reported) as listed on the Nasdaq Global Market on the New Hire Grant Date, or if the New Hire Grant Date is not a trading day, for the last market trading day prior to the New Hire Grant Date, as reported in The Wall Street Journal or such other source as the Board, the Compensation Committee, or the Option Grant Committee, as applicable, deems reliable.

4)	Number. The number of shares underlying New Hire grants shall be determined based upon the employee’s level within the organization, experience and compensation and, in the case of certain applicable employees, the terms and conditions of any employment agreement, offer letter or like document. Furthermore, any New Hire grants made by the Option Grant Committee shall be subject to limitations established from time-to-time by the Board or the Compensation Committee.

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5)	Approval. The terms and conditions of all New Hire grants to be granted to Executive Officers shall be approved by the Board or the Compensation Committee on the New Hire Grant Date. The terms and conditions of New Hire grants to all Non-Executive Officer Employees shall be approved by the Compensation Committee, the Board, or the Option Grant Committee, as applicable, on the New Hire Grant Date.

6)	Type. All New Hire grants issued under the 2005 Plan shall be incentive stock options to the extent permissible under the 2005 Plan and applicable law and will be non-qualified stock options with respect to any remaining portion. All New Hire grants issued under the 1995 Plan will be non-qualified stock options.

7)	Term; Vesting; Exercisability. The Board, the Compensation Committee, or the Option Grant Committee, as applicable, shall determine the term of all New Hire grants, when and under what circumstances New Hire grants shall vest, and when, and under what circumstances, New Hire grants shall become exercisable; provided, however, that any New Hire grants made by the Option Grant Committee shall be subject to limitations established from time-to-time by the Board or the Compensation Committee; provided, further, that all Retention Grants shall be subject to the vesting provisions contained in the Plans and any agreements related thereto, including without limitation the vesting provisions under the change of control agreements entered into by the Company and its respective Executive Officers.

8)	Option Grant Committee Information. The Company shall provide to the members of the Compensation Committee on or prior to each regularly scheduled meeting of the Compensation Committee, a report providing information on a per employee, per grant basis relating to each option grant authorized by the Option Grant Committee covering the time period from the end of the period covered by the previous report through the most recent practicable date. The Company shall also provide additional reports, to the extent requested by the Compensation Committee, showing aggregate annual reports by the Option Grant Committee.

C.	Other Equity Compensation Awards. Equity compensation awards (including without limitation stock awards and restricted stock units) to Executive Officers and Non-Executive Officer Employees, other than Retention Grants and New Hire grants which shall be made in accordance with the provisions set forth above, shall be made only by the Board or the Compensation Committee at a meeting of the Board or the Compensation Committee, as applicable, previously scheduled for the purpose of reviewing employee performance evaluations or making Retention Grants.

D.	Non-employee Directors. Equity compensation awards to non-employee Directors shall be governed by the Board Compensation Policy, as amended from time to time.

E.	Consultants and Advisors. Equity compensation awards to consultants and advisors who perform services for the Company (who are not employers or directors) shall be

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made only by the Board or the Compensation Committee at a previously scheduled meeting of the Board or the Compensation Committee, as applicable.